Underlying Supplement dated June 21, 2023 (To the Prospectus dated May 23, 2022 and the Prospectus Supplement dated June 27, 2022)	Filed Pursuant to Rule 424(b)(2) Registration No. 333-265158

BARCLAYS BANK PLC GLOBAL MEDIUM-TERM NOTES, SERIES A UNIVERSAL WARRANTS

Barclays Bank PLC may, from time to time, offer and sell certain debt securities (the “notes”), as part of our Global Medium-Term Notes, Series A, and our universal warrants (the “warrants” and together with the notes, the “securities”), linked to the Barclays Trailblazer Switch Index (the “Index”). We do not guarantee that we will offer securities linked to the Index.

This prospectus supplement, which we refer to as an “underlying supplement,” describes the Index. This underlying supplement supplements the disclosure in any pricing supplement that may reference it, any applicable product supplement and the accompanying prospectus supplement and prospectus. A pricing supplement will describe terms that apply to specific issuances of the securities and may include updates or other modifications to the description of the Index contained in this underlying supplement. You should read this underlying supplement, the related prospectus supplement dated June 27, 2022, the related prospectus dated May 23, 2022, any applicable product supplement and the applicable pricing supplement carefully before you invest. If the applicable pricing supplement is inconsistent with this underlying supplement, the applicable pricing supplement will control. Information that we indicate in this underlying supplement will or may be provided in a pricing supplement may instead be provided in a product supplement or a free writing prospectus.

Investing in the securities involves a number of risks. See “Risk Factors” beginning on page US-1 of this underlying supplement and on page S-9 of the accompanying prospectus supplement and the risk considerations set forth in the applicable pricing supplement for risks relating to an investment in the securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this underlying supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposit liabilities of Barclays Bank PLC and are not covered by the U.K. Financial Services Compensation Scheme or insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency or deposit insurance agency of the United States, the United Kingdom or any other jurisdiction.

Barclays Capital Inc. and other entities disclosed in the applicable pricing supplement may solicit offers to subscribe for the securities as our agent. We may also issue securities to any agent as principal for its own account at prices to be agreed upon at the time of subscription. The agents may resell any securities they subscribe for as principal for their own accounts at prevailing market prices, or at other prices, as the agents determine. The applicable pricing supplement will disclose the agent’s discounts and commissions, if any. Unless we or our agent informs you otherwise in the confirmation of sale, the agents may also use this underlying supplement, the prospectus, the prospectus supplement, the applicable pricing supplement and any applicable product supplement in connection with offers and sales of the securities in market-making.

June 21, 2023

TABLE OF CONTENTS

Page

THE SECURITIES	US-1
RISK FACTORS	US-1
THE BARCLAYS TRAILBLAZER SWITCH INDEX	US-2
BACKGROUND ON THE INDEX COMPONENTS	US-13
BACKGROUND ON THE BARCLAYS SWITCH USD SIGNAL INDEX	US-16
BACKGROUND ON THE BARCLAYS US TRACKER ER INDEX	US-22

i

Offers and sales of the securities are subject to restrictions in certain jurisdictions. The distribution of this underlying supplement, the prospectus supplement, the prospectus, the pricing supplement and any applicable product supplement and the offer or sale of the securities in certain other jurisdictions may be restricted by law. Persons who come into possession of this underlying supplement, the prospectus supplement, the prospectus, the pricing supplement and any applicable product supplement or any security must inform themselves about and observe any applicable restrictions on the distribution of these materials and the offer and sale of the securities.

THE SECURITIES

The notes are part of a series of debt securities entitled “Global Medium-Term Notes, Series A” (the “medium-term notes”) that we may issue under the senior debt indenture, dated September 16, 2004, between Barclays Bank PLC and The Bank of New York Mellon, as trustee, from time to time. The warrants are part of a series of warrants entitled “Universal Warrants” (the “universal warrants”) that we may issue under either the warrant indenture to be entered into between Barclays Bank PLC and The Bank of New York Mellon, as trustee, or a warrant agreement to be entered into between Barclays Bank PLC and the applicable warrant agent, from time to time.

RISK FACTORS

You should understand the risks of investing in the securities and should reach an investment decision only after careful consideration with your advisors of the appropriateness of the securities in light of your particular financial circumstances and the other information included or incorporated by reference in this underlying supplement, the applicable pricing supplement, the prospectus supplement, the prospectus and any applicable product supplement. See “Risk Factors” beginning on page S-9 of the accompanying prospectus supplement for risks relating to the securities. In addition, the applicable pricing supplement will set forth additional risks relating to the particular issuance of securities including any additional risks related to the Index.

THE BARCLAYS TRAILBLAZER SWITCH INDEX

Terms defined within this “The Barclays Trailblazer Switch Index” section are defined only with respect to this “The Barclays Trailblazer Switch Index” section.

The Barclays Trailblazer Switch Index (the “Index”) is a rules-based proprietary index created and owned by Barclays Bank PLC. The Index is operated by Barclays Index Administration, a distinct function within Barclays Bank PLC (in such capacity, the “Index Sponsor”). The Index Sponsor has appointed a third party, MerQube, Inc. (together with any successor thereto, the “Index Calculation Agent”), to calculate and maintain the Index. The Index is reported by Bloomberg under the ticker symbol “BXIITBS5.”

The Index applies a rules-based methodology to track a dynamic synthetic portfolio (the “Index Portfolio”) selected from a universe of 14 exchange-traded funds that provide exposure to U.S. equity sectors or fixed-income assets (each, an “Index Component”). The Index generally seeks to maintain diversified exposure to the Index Components over time, except that under market conditions potentially indicative of declining bond prices, the Index will seek to eliminate exposure to fixed-income assets. The Index targets a realized volatility of approximately 5% over time. Each day, a synthetic financing cost is deducted in calculating the value of each Index Component and an index fee of 0.85% per annum is deducted in calculating the level of the Index.

Index Portfolio rebalancing. The Index Portfolio is not rebalanced according to a predetermined schedule. Instead, on each Index Business Day (as defined below), the Index uses its Index Portfolio selection methodology to determine a new synthetic portfolio of Index Components, but the Index will rebalance into that new synthetic portfolio only if the composition of that synthetic portfolio differs sufficiently from its current Index Portfolio. Otherwise, the Index will maintain its synthetic position in its current Index Portfolio. In addition, the Index will rebalance its current Index Portfolio back to the target weights implemented in the immediately preceding rebalancing (i.e., a new Index Portfolio will not be selected) if the realized volatility of its current Index Portfolio falls outside specified parameters and the Portfolio Exposure (as defined below) is adjusted.

Index Portfolio selection methodology. Under the Index Portfolio selection methodology, the Index uses third-party optimization software to identify on each Index Business Day the synthetic portfolio, composed of the Index Components, that has the highest expected return with a recent realized volatility of 5% or less, subject to the weighting constraints set forth below. For purposes of estimating the expected returns of the Index Components, the selection methodology assumes that the expected return of each Index Component is proportional to the risk associated with that Index Component, as measured by its recent realized volatility, and that the proportion is the same for each of the Index Components.

The weighting constraints applied by the selection methodology provide a minimum target weight and maximum target weight for each Index Component that are set so as to prevent (i) short exposure to any Index Component, (ii) excessive concentration in any Index Component and (iii) a change of 10% or more from one Index Business Day to the next Index Business Day in the target weight of any Index Component in the Index Portfolio. In addition, subject to the foregoing, when the fixed-income signal described below is negative, the maximum target weights of the fixed-income Index Components are set so as to seek to eliminate exposure to those Index Components. Finally, the sum of the target weights of the Index Components in the synthetic portfolio must be greater than or equal to 0% and less than or equal to 100%.

The fixed-income signal is determined on each Index Business Day by reference to the level of the Barclays Switch USD Signal Index (the “Switch Signal Index”). The Switch Signal Index references trends in expectations for short-term rates, trends in expected inflation and risk aversion levels indicated by trends in broad-based U.S. equity markets and will yield a negative fixed-income signal if (a) at least two of those three trends indicate a likelihood that bond prices may decline or (b) one of those trends indicates a likelihood that bond prices may decline and the other two trends are inconclusive. For additional information about the Switch Signal Index, see “Background on the Barclays Switch USD Signal Index” below.

Volatility targeting. In addition to referencing the target volatility of 5% in the Index Portfolio selection methodology described above, the Index also adjusts its synthetic exposure to the Index Portfolio through two layers of volatility targeting in order to target a realized volatility of approximately 5% over time.

Under the first layer of volatility targeting, the Index applies an exposure (the “Portfolio Exposure”) of between 0% and 150% to the Index Portfolio with the aim of targeting a realized volatility of approximately 5%.

The Portfolio Exposure will be set so as to increase exposure to the Index Portfolio if its realized volatility is less than 5% and decrease exposure to the Index Portfolio if its realized volatility is greater than 5%. The Portfolio Exposure is adjusted only when rebalancing into a new Index Portfolio or when the realized volatility of the current Index Portfolio changes sufficiently from the time the Portfolio Exposure was last established. We refer to the synthetic portfolio represented by the Index Portfolio with its weights adjusted by the Portfolio Exposure as the “Volatility-Adjusted Portfolio.”

Under the second layer of volatility targeting, the Index applies an exposure (the “Index Exposure”) of between 0% and 100% to the Volatility-Adjusted Portfolio with the aim of targeting a realized volatility of approximately 5%. The Index Exposure will be set so as to decrease exposure to the Volatility-Adjusted Portfolio if its realized volatility is greater than 5%. The Index Exposure is adjusted only when the realized volatility of the current Volatility-Adjusted Portfolio changes sufficiently from the time the Index Exposure was last established.

The effective exposure provided by the Index to the Index Portfolio on any Index Business Day is equal to the Portfolio Exposure on that Index Business Day multiplied by the Index Exposure on that Index Business Day. The effective exposure provided by the Index to the Index Portfolio on any Index Business Day may be significantly less than 100%, and any such difference will be synthetically uninvested and will earn no return. The index fee is not reduced when the Index is partially uninvested.

Index Components. The table below lists the Index Components. For additional information about the Index Components, see “Background on the Index Components” below.

Asset Class	Index Component	Ticker
Equity	Materials Select Sector SPDR® Fund	XLB UP
	Energy Select Sector SPDR® Fund	XLE UP
	Financial Select Sector SPDR® Fund	XLF UP
	Industrial Select Sector SPDR® Fund	XLI UP
	Technology Select Sector SPDR® Fund	XLK UP
	Consumer Staples Select Sector SPDR® Fund	XLP UP
	Utilities Select Sector SPDR® Fund	XLU UP
	Health Care Select Sector SPDR® Fund	XLV UP
	Consumer Discretionary Select Sector SPDR® Fund	XLY UP
	Communication Services Select Sector SPDR® Fund	XLC UP
	Vanguard® Real Estate ETF	VNQ UP
Fixed Income	iShares® 20+ Year Treasury Bond ETF	TLT UQ
	iShares® iBoxx $ Investment Grade Corporate Bond ETF	LQD UP
	iShares® iBoxx $ High Yield Corporate Bond ETF	HYG UP

Index calculation and publication. On any given day, the closing level of the Index (the “Index Level”) reflects (a) the performance of its Index Portfolio, as adjusted by the Portfolio Exposure and the Index Exposure, less (b) the index fee of 0.85% per annum. The performance of the Index Portfolio reflects the weighted excess-return performance of the Index Components. The amount deducted as a result of the index fee is not affected by the Portfolio Exposure or the Index Exposure, and the index fee is not reduced when the Index is partially uninvested.

The performance of each Index Component is calculated on an excess-return basis, which means that the value of each Index Component for purposes of the Index reflects the reinvestment of distributions and the deduction of a synthetic financing cost equal to (a) the Effective Federal Funds Rate (Bloomberg Code: FEDL01 Index) plus (b) 0.25%. The Effective Federal Funds Rate is a measure of the interest rate at which depository institutions lend balances at the Federal Reserve to other depository institutions overnight, calculated as the volume-weighted median of overnight federal funds transactions reported by U.S. banks and U.S. branches and agencies of non-U.S. banks, and is quoted on the basis of an assumed year of 360 days.

The Index Sponsor publishes the Index Level on each Index Business Day as soon as reasonably practical following its calculation, subject to Index Market Disruption Events and Index Disruption Events, both as defined and described below. The Index Sponsor may at any time change the place, time and frequency of the publication of the Index Level. The Index Calculation Agent began calculating the Index on a live basis on June 12, 2023.

“Index Business Day” means a day on which the New York Stock Exchange (or any successor thereto) is scheduled to be open for business.

The Index is described as tracking a synthetic portfolio of assets because there is no actual portfolio of assets to which any person is entitled or in which any person has any ownership interest. The Index merely references certain assets, the performance of which will be used in determining the composition of the Index and calculating the Index in accordance with its methodology.

No assurance can be given that the investment strategy used to construct the Index will be successful or that the Index will outperform any alternative portfolio or strategy that might be constructed from the Index Components. In addition, no assurance can be given that the realized volatility of the Index will approximate its target volatility. The realized volatility of the Index may be greater or less than its target volatility, perhaps significantly. Furthermore, no assurance can be given that the Switch Signal Index will accurately indicate price momentum in U.S. dollar bond markets.

Volatility and Correlation

The realized volatility (i.e., historical volatility) of an asset is a statistical measurement of the degree of variability of the returns of that asset over a historical period, which we refer to as a “Look-Back Period,” and the realized correlation (i.e., historical correlation) between two assets is a statistical measurement of the degree to which the returns of those assets moved together during a Look-Back Period and whether they moved in the same or opposite directions.

The volatility of a portfolio depends on the volatility of each of the assets included in that portfolio and on the correlation between the returns of each pair of those assets. A portfolio with a lower degree of correlation among its assets will have a lower volatility than a portfolio with a higher degree of correlation among its assets if the volatilities and weights of the individual assets in each portfolio are the same. This is because the returns of assets with a lower degree of correlation will offset each other to a greater extent than the returns of assets with a higher degree of correlation, resulting in less variability in portfolio returns for a portfolio composed of assets with a lower degree of correlation and more variability in portfolio returns for a portfolio composed of assets with a higher degree of correlation.

For purposes of the Index, the realized volatility of an asset (e.g., an Index Component or a synthetic portfolio) and the realized correlation between two assets are each calculated using exponentially weighted moving averages, meaning that greater weight is assigned to more recent returns and less weight is assigned to less recent returns. The degree to which more recent returns have a greater weight than less recent returns is dictated by the “half-life” used in the calculation of realized volatility or realized correlation. For example, if the half-life is 5, approximately 50% of the value of the realized volatility or realized correlation is determined based on the most recent 5 returns of the asset(s), and approximately 75% of the value of the realized volatility or realized correlation is determined based on the most recent 10 returns of the asset(s). As another example, if the half-life is 21, approximately 50% of the value of the realized volatility or realized correlation is determined based on the most recent 21 returns of the asset(s), and approximately 75% of the value of the realized volatility or realized correlation is determined based on the most recent 42 returns of the asset(s).

The chart below illustrates the effect of exponential weighting for a half-life of 63 over the most recent 252 returns, which represents the final year of the relevant Look-Back Period. As the chart illustrates, the most recent returns have a greater weight than less recent returns in determining the exponentially weighted moving average.

Index Portfolio Selection and Rebalancing

The Index Portfolio is not rebalanced according to a predetermined schedule. Instead, on each Index Business Day, the Index uses its Index Portfolio selection methodology to determine a new synthetic portfolio of Index Components, but the Index will rebalance into that new synthetic portfolio only if the composition of that synthetic portfolio differs sufficiently from its current Index Portfolio. Otherwise, the Index will maintain its synthetic position in its current Index Portfolio. In addition, the Index will rebalance its current Index Portfolio back to the target weights implemented in the immediately preceding rebalancing (i.e., a new Index Portfolio will not be selected) if the realized volatility of its current Index Portfolio falls outside specified parameters and the Portfolio Exposure is adjusted as described under “Volatility Targeting” below. Subject to Trading Disruption Events (as defined below), the Index will seek to rebalance its Index Portfolio on the Index Business Day after a rebalance has been triggered (a “Rebalancing Day”).

Under the Index Portfolio selection methodology, the Index uses third-party optimization software to identify on each Index Business Day the synthetic portfolio, composed of the Index Components, that has the highest expected return with a recent realized volatility1 of 5% or less, subject to the weighting constraints set forth below. For purposes of estimating the expected returns of the Index Components, the selection methodology assumes that the expected return of each Index Component is proportional to the risk associated with that Index Component, as measured by its recent realized volatility2, and that the proportion is the same for each of the Index Components.

1 For this purpose, the realized volatility of a synthetic portfolio is calculated by reference to the realized volatilities of the Index Components and their realized correlations. The realized volatility of each Index Component used to calculate the realized volatility of the synthetic portfolio is equal to the arithmetic average of (i) the realized volatility of that Index Component calculated using the daily excess returns of that Index Component over a Look-Back Period of 125 days, with a half-life of 21, and (ii) the realized volatility of that Index Component calculated using the daily excess returns of that Index Component over a Look-Back Period of 1,500 days, with a half-life of 252. The realized correlation of each pair of Index Components used to calculate the realized volatility of the synthetic portfolio is calculated using the 5-day excess returns of those Index Components over a Look-Back Period of 1,500 days, with a half-life of 252. See “Volatility and Correlation” above for additional information. If fewer than the specified number of returns are available since the base date of the Index, the applicable Look-Back Period is instead the number of returns available, with no change to the specified half-life. The 5-day excess return of an Index Component reflects the cumulative excess return of that Index Component over a period of five Index Business Days.

2 For this purpose, the realized volatility of each Index Component is calculated using the daily excess returns of that Index Component over a Look-Back Period of 1,500 days, with a half-life of 252.

The weighting constraints applied by the selection methodology are as follows:

•	the target weight of each Index Component must be greater than or equal to its minimum target weight and less than or equal to its maximum target weight; and

•	the sum of the target weights of the Index Components in the synthetic portfolio must be greater than or equal to 0% and less than or equal to 100%.

The minimum target weight of each Index Component will not be less than 0%. However, the minimum target weight of each Index Component will be higher than 0% if necessary to prevent the target weight of an Index Component in the synthetic portfolio from changing by more than 10% from its target weight in the Index Portfolio in effect on the immediately preceding Index Business Day.

The maximum target weight of each Index Component will not be greater than 25% (or, in the case of the iShares® 20+ Year Treasury Bond ETF, 50%), provided that the Index will seek to set the maximum target weight of each fixed-income Index Component to 0% on an Index Business Day if the fixed-income signal on that Index Business Day is negative. However, in each case, the maximum target weight of each Index Component will be adjusted if necessary to prevent the target weight of an Index Component in the synthetic portfolio from changing by more than 10% from its target weight in the Index Portfolio in effect on the immediately preceding Index Business Day. Accordingly, while the Index will seek to eliminate exposure to fixed-income Index Components when the fixed-income signal is negative by reducing the maximum target weight, the 10% limit on the daily change to a target weight may result in exposure to fixed-income Index Components being eliminated only after several Index Business Days have elapsed.

The fixed-income signal is determined on each Index Business Day by reference to the level of the Switch Signal Index. The Switch Signal Index references trends in expectations for short-term rates, trends in expected inflation and risk aversion levels indicated by trends in broad-based U.S. equity markets and will yield a negative fixed-income signal if (a) at least two of those three trends indicate a likelihood that bond prices may decline or (b) one of those trends indicates a likelihood that bond prices may decline and the other two trends are inconclusive.

The Index will determine whether to rebalance into a new synthetic portfolio on an Index Business Day by determining the difference between the target weight of each Index Component in that new synthetic portfolio and the target weight of that Index Component in the current Index Portfolio. The Index will rebalance into the new synthetic portfolio only if the square root of the sum of the squares of those differences in target weights is greater than or equal to 10%.

If the optimization software fails to identify a synthetic portfolio that satisfies the specified constraints on an Index Business Day, the Index will make a second attempt to use the optimization software to identify a synthetic portfolio that satisfies the specified constraints. If the second attempt also fails, no new target weights will be determined for the Index Components on that Index Business Day.

Volatility Targeting

The Index applies two layers of volatility targeting to the Index Portfolio in order to target a realized volatility of approximately 5% over time.

Portfolio Exposure. Under the first layer of volatility targeting, the Index applies the Portfolio Exposure of between 0% and 150% to the Index Portfolio with the aim of targeting a realized volatility of approximately 5%. The Portfolio Exposure will be set so as to increase exposure to the Index Portfolio if its realized volatility is less than 5% and decrease exposure to the Index Portfolio if its realized volatility is greater than 5%.

When rebalancing into a new Index Portfolio on an Index Business Day, the Portfolio Exposure will equal the target volatility of 5% divided by the realized volatility of the Index Portfolio3 on that Index Business Day, subject to

3 For purposes of determining the Portfolio Exposure, the realized volatility of the Index Portfolio is equal to the greatest measure of the realized volatility of the Index Portfolio calculated using the following: (i) the weighted-average daily excess returns of the Index Components over a Look-Back Period of 252 days, with a half-life of 5; (ii) the weighted-average daily excess returns of the Index Components over a Look-Back Period of 252 days, with a half-life of 63; (iii) the weighted-average 2-day excess returns of the Index Components over a Look-Back Period of 252 days, with a half-life of 5; and (iv) the weighted-average 2-day excess returns of the Index Components over a Look-Back Period of 252 days, with a half-life of 63. The 2-day excess return of an Index Component reflects the cumulative excess return of that Index Component over a period of two Index Business Days.

a minimum of 0% and a maximum of 150%, and rounded to the nearest percentage point. The Portfolio Exposure will remain unchanged until the next Index Portfolio rebalancing, unless a newly calculated Portfolio Exposure based on the realized volatility of the Index Portfolio on a subsequent Index Business Day would be 5% or more above or below the current Portfolio Exposure. Under those circumstances, the Portfolio Exposure will be updated to equal that newly calculated Portfolio Exposure, and the Index Portfolio will be concurrently rebalanced based on its original target weights (i.e., a new Index Portfolio will not be selected).

Index Exposure. Under the second layer of volatility targeting, the Index applies the Index Exposure of between 0% and 100% to the Volatility-Adjusted Portfolio (i.e., the synthetic portfolio represented by the Index Portfolio with its weights adjusted by the Portfolio Exposure) with the aim of targeting a realized volatility of approximately 5%. The Index Exposure will be set so as to decrease exposure to the Volatility-Adjusted Portfolio if its realized volatility is greater than 5%.

On the base date of the Index, the Index Exposure was set equal to the target volatility of 5% divided by the realized volatility of the Volatility-Adjusted Portfolio4 on that day, subject to a minimum of 0% and a maximum of 100%. The Index Exposure remains unchanged on each subsequent Index Business Day, unless a newly calculated Index Exposure based on the realized volatility of the Volatility-Adjusted Portfolio on a subsequent Index Business Day would be 5% or more above or below the current Index Exposure. Under those circumstances, the Index Exposure will be updated to equal that newly calculated Index Exposure on that Index Business Day.

The effective exposure provided by the Index to the Index Portfolio on any Index Business Day is equal to the Portfolio Exposure on that Index Business Day multiplied by the Index Exposure on that Index Business Day. The effective exposure provided by the Index to the Index Portfolio on any Index Business Day may be significantly less than 100%, and any such difference will be synthetically uninvested and will earn no return. The index fee is not reduced when the Index is partially uninvested.

Index Calculation

The Index Level was set equal to 100.0000 on December 31, 2003, the base date of the Index. Subject to Index Market Disruption Events and Index Disruption Events, on any subsequent Index Business Day, the Index Sponsor calculates the Index Level by adjusting the Index Level on the immediately preceding Index Business Day to reflect:

•	the change in the value of the Volatility-Adjusted Portfolio since the immediately preceding Index Business Day, scaled by the Index Exposure as of the immediately preceding Index Business Day; and

•	the deduction of the 0.85% per annum index fee that has accrued since the immediately preceding Index Business Day, calculated using the number of calendar days from and including the immediately preceding Index Business Day to but excluding the current Index Business Day divided by 360.

The value of the Volatility-Adjusted Portfolio was set equal to 100.0000 on July 28, 2003, the base date of the Volatility-Adjusted Portfolio. Subject to Index Market Disruption Events and Index Disruption Events, on any subsequent Index Business Day, the Index Sponsor calculates the value of the Volatility-Adjusted Portfolio by adjusting the value of the Volatility-Adjusted Portfolio on the immediately preceding Index Business Day to reflect the aggregate change in value since the immediately preceding Index Business Day of the number of units of each Index Component synthetically held on the immediately preceding Index Business Day.

4 For purposes of determining the Index Exposure, the realized volatility of the Volatility-Adjusted Portfolio is equal to the greater measure of the realized volatility of the Volatility-Adjusted Portfolio calculated using the daily returns of the Volatility-Adjusted Portfolio, with a half-life of 5 and with a half-life of 63, in each case over a Look-Back Period beginning on the base date of the Volatility-Adjusted Portfolio and ending on the relevant Index Business Day.

The value of an Index Component on each Index Business Day is determined by reference to the Excess Return Index Component Level (as defined below) of that Index Component on that Index Business Day. See “Excess Return Index Component Levels” below.

Subject to Trading Disruption Events, on each Rebalancing Day, the number of units of each Index Component to be synthetically held will be set so as to reflect the target weight of that Index Component in the synthetic portfolio associated with that Rebalancing Date, as adjusted by the Portfolio Exposure on the immediately preceding Index Business Day, taking into account the value of the Volatility-Adjusted Portfolio on that immediately preceding Index Business Day (or, if there is no value for the Volatility-Adjusted Portfolio on that immediately preceding Index Business Day, the most recently available value of the Volatility-Adjusted Portfolio) and the Excess Return Index Component Level of that Index Component on that immediately preceding Index Business Day. On each other Index Business Day, the number of units of each Index Component synthetically held will remain unchanged from the prior Index Business Day.

Excess Return Index Component Levels

For purposes of the Index, the value of each Index Component reflects the price of that Index Component, plus the reinvestment of that Index Component’s distributions, minus a synthetic financing cost equal to the Effective Federal Funds Rate plus 0.25%. We refer to this value, with respect to each Index Component, as the “Excess Return Index Component Level” of that Index Component.

The Excess Return Index Component Level of each Index Component was set equal to 100.0000 on the base date for that Index Component.5 On any subsequent Index Business Day, the Index Sponsor calculates the Excess Return Index Component Level of an Index Component by adjusting the Excess Return Index Component Level of that Index Component on the immediately preceding Index Business Day to reflect:

•	the return of the Valuation Price of that Index Component since the immediately preceding Index Business Day, where any distribution receivable from that Index Component is hypothetically reinvested in additional units of that Index Component on the Index Business Day immediately preceding the relevant ex-distribution date; and

•	the deduction of the synthetic financing cost that has accrued since the immediately preceding Index Business Day, calculated using the Effective Federal Funds Rate (as most recently published prior to that Index Business Day) plus 0.25% and using the number of calendar days from and including the immediately preceding Index Business Day to but excluding the current Index Business Day divided by 360.

In the event of a share split, reverse share split, stock dividend or bonus issue, the return of the Valuation Price of the relevant Index Component since the immediately preceding Index Business Day will be adjusted to account for the impact of that action for purposes of calculating the Excess Return Index Component Level.

“Valuation Price” means, in respect of an Index Component on an Index Business Day, the official closing price of that Index Component on that Index Business Day on the primary exchange or quotation system on which that Index Component is traded, as determined by the Index Sponsor, provided that, if no Valuation Price is available for that Index Component, the most recently available Valuation Price will be used on that Index Business Day. If there is a change in the primary exchange or quotation system with respect to an Index Component, the new primary exchange or quotation system will be used to determine the Valuation Price of that Index Component on any Index Business Day that is on or after the effective date of that change.

5 The base date of each Index Component is July 26, 2002, except that the base date of the Vanguard® Real Estate ETF is September 29, 2004, the base date of the iShares® iBoxx $ High Yield Corporate Bond ETF is April 11, 2007 and the base date of the Communication Services Select Sector SPDR® Fund is June 19, 2018. The Index does not include an Index Component in the Index Portfolio or reference data relating to an Index Component prior to the base date of that Index Component.

Additional Index Determinations

Trading Disruption Events

If, on a scheduled Rebalancing Day, a Trading Disruption Event occurs or is continuing in respect of an Index Component, then the change in the number of units of that Index Component synthetically held will not occur on that scheduled Rebalancing Day but will take place on the next succeeding Index Business Day on which no Trading Disruption Event exists for that Index Component. For the avoidance of doubt, any Index Component in respect of which no Trading Disruption Event is occurring or continuing on a scheduled Rebalancing Day will be rebalanced on that Rebalancing Day.

“Trading Disruption Event” means, in respect of an Index Component, the occurrence on any day or any number of consecutive days of one or more of the following events with respect to that Index Component or a traded financial instrument used directly or indirectly as a component of that Index Component, as determined by the Index Sponsor:

•	the applicable exchange or quotation system or other price source is not open for trading;

•	a failure by the applicable exchange, quotation system or other price source to announce or publish the applicable price or value or other level for that Index Component or traded financial instrument;

•	a material limitation, suspension or disruption of trading in that Index Component or traded financial instrument;

•	the closing price for that Index Component or traded financial instrument is a “limit price,” which means that the closing price for that Index Component or traded financial instrument has increased or decreased from the previous day’s closing price by the maximum amount permitted under the rules of the applicable exchange or quotation system; or

•	any other event that may materially interfere with the ability of participants on the applicable exchange or quotation system to acquire, establish, re-establish, substitute, maintain, unwind or dispose of positions in that Index Component or traded financial instrument or the proper functioning of the applicable exchange or quotation system.

Index Market Disruption Events

If an Index Market Disruption Event occurs or is continuing on any Index Business Day and the Index Sponsor determines that that Index Market Disruption Event materially affects the Index, the Index Sponsor may:

•	make such determinations and/or adjustments in relation to (a) the methodology used to calculate the Index Level or (b) the Index Level, in each case as the Index Sponsor considers appropriate to maintain the objective of the Index; and/or

•	defer publication of the Index Level and any other information relating to the Index until the next Index Business Day in respect of which the Index Sponsor determines that no Index Market Disruption Event is occurring.

An “Index Market Disruption Event” means the occurrence of one or more of the following events with respect to the Index or an Index Constituent as determined by the Index Sponsor:

•	a suspension, absence or limitation of trading of (a) that Index Constituent in its primary market, as determined by the Index Sponsor, or (b) futures or options contracts relating to that Index Constituent in the primary market for those contracts, as determined by the Index Sponsor, in either case for more than two hours of trading or at any time during the one-half hour period preceding the close of the regular trading session in that market or, if the relevant valuation time is not the close of the regular trading session in that market, the relevant valuation time, provided that an “absence of trading” on an exchange, quotation system or primary trading facility will not include any time when the relevant exchange or market is itself closed for trading under ordinary circumstances;

•	a material limitation, suspension or disruption in the trading of that Index Constituent, as determined by the Index Sponsor, that results in a failure by the relevant exchange or quotation system to report the relevant daily price or other relevant data for that Index Constituent on any Index Business Day;

•	the closure on any scheduled trading day of the exchange, quotation system or primary trading facility for that Index Constituent prior to the scheduled weekday closing time of that exchange, quotation system or facility (without regard to after hours or any other trading outside of the regular trading session hours) unless the earlier closing time is announced by the exchange, quotation system or primary trading facility at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on that exchange, quotation system or primary trading facility on that scheduled trading day for that exchange, quotation system or primary trading facility and (2) the submission deadline for orders to be entered into the relevant exchange system for execution at the close of trading on that scheduled trading day for that primary trading exchange, quotation system or facility;

•	the occurrence of any event that makes it impossible or not reasonably practicable for the Index Sponsor to obtain the relevant price or value or other level or rate required for that Index Constituent or any other price for the purposes of calculating the Index Level in a manner reasonably acceptable to the Index Sponsor;

•	a declaration of a general moratorium in respect of banking activities in London or New York; or

•	an event or circumstance (including, without limitation, a systems failure, natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance) that is beyond the reasonable control of the Index Sponsor and that the Index Sponsor determines affects the Index, an Index Constituent or the Index Sponsor’s ability to calculate and publish the Index Level.

“Index Constituent” in respect of an Index Business Day means an instance of an Index Instrument (which may be identified by an expiry date, last trade date, maturity date, settlement date, value date and/or strike price) in respect of which a price or value or other level is used directly or indirectly as a component in the calculation of the Index Level for that Index Business Day.

“Index Instrument” means a traded financial instrument in respect of which a price or value or other level is used directly or indirectly in the calculation of the Index Level, including any Index Component that is a traded financial instrument.

Index Disruption Events

If an Index Disruption Event occurs or is continuing that the Index Sponsor determines materially affects the Index, the Index Sponsor may:

•	make such determinations and/or adjustments in relation to (a) the methodology used to calculate the Index Level, or (b) the Index Level, in each case as the Index Sponsor considers necessary and appropriate in order to take account that Index Disruption Event and which determinations or adjustments are consistent with the objective of the Index;

•	defer or suspend publication of the Index Level and any other information relating to the Index until the next Index Business Day on which the Index Sponsor determines that no such Index Disruption Event is occurring;

•	select a successor Index Component to replace the Index Component affected by the Index Disruption Event, which uses, in the determination of the Index Sponsor, the same or substantially similar formula or method of calculation as used for the original Index Component; or

•	discontinue supporting the Index or terminate the calculation and publication of the Index Level if the Index Sponsor determines that after the foregoing measures, it is impossible or infeasible, technically or otherwise, to continue to perform the administration and calculation duties for the Index.

An “Index Disruption Event” means the occurrence of one or more of the following events as determined by the Index Sponsor:

•	the Index Sponsor determines, at any time, that there has been (or there is pending) a change in taxation (a) generally affecting commercial banks organized and subject to tax in the United Kingdom (including, but not limited to, any tax generally imposed on commercial banks organized and subject to tax in the United Kingdom), or (b) generally affecting market participants in the United Kingdom or the United States generally who hold positions in any Index Component or any of the Index Instruments or any asset underlying any of the foregoing;

•	an Index Instrument has ceased (or will cease) to be traded on the exchange, quotation system or primary trading facility for that Index Instrument or to have its prices publicly quoted (for the avoidance of doubt not including futures, options, bonds or any other traded financial instrument on or after their expected last trade, expiry or maturity date) or there has been (or there is pending) an announcement by the exchange, quotation system or primary trading facility for an Index Instrument (including, but not limited to, any proposed discontinuation of trading of that Index Instrument on that exchange, quotation system or primary trading facility, or the proposed replacement of that Index Instrument with an instrument with a different specification) that can reasonably be expected to have a material adverse impact on the liquidity of that Index Instrument on that exchange, quotation system or primary trading facility;

•	a material change made to the calculation methodology of an Index Component or the methodology of any component used directly or indirectly in the calculation of that Index Component;

•	a material change occurs to the tradability or the calculation methodology of an Index Instrument;

•	a material change is made by the sponsor of the reference index of any Index Component, in respect of the index methodology, the constituents or the constituent weights of that reference index, which could have a material impact on the performance of the Index or could alter the ability of the Index to achieve its objective;

•	an Index Market Disruption Event, that lasts for at least 30 consecutive calendar days;

•	the optimization software fails to identify a synthetic portfolio that satisfies the specified constraints on five consecutive Index Business Days; or

•	any other event that, in the determination of the Index Sponsor, would make the calculation of the Index impossible or infeasible, technically or otherwise (including the availability of prices, values and/or other levels of instruments, and/or any other data, required by the Index Sponsor to calculate a daily Index Level or to perform any periodic allocation or rebalancing of the Index), or that makes the Index non-representative of market prices or undermines the objective of the Index (including as a result of any modification to the methodologies of any Index Components, Index Instruments or otherwise), provided that the following event will not be an Index Disruption Event: a limitation on the hours or numbers of days of trading on any applicable exchange or quotation system on which an Index Constituent is traded, but only if the limitation results from an announced change in the regular business hours of that exchange or quotation system.

Modifications to the Index Methodology or the Index; Termination of the Index

While the Index Sponsor currently employs the methodology described above, from time to time, as a result of market, regulatory, juridical, financial, fiscal or other circumstances, it may be necessary to modify that methodology (including the information or inputs on which the Index is based). Consequently, the Index Sponsor reserves the right, but assumes no obligation, to make such modifications to the methodology.

If on any Index Business Day the Index Level is determined to be less than 20, the Index Sponsor may set the target weights for all Index Components in respect of the next and all following Index rebalances to zero and cease calculation and publication of the Index Level after the next Index rebalance.

Notwithstanding the foregoing, the Index Sponsor may, at any time and in its sole discretion, without notice terminate the calculation and publication of the Index Level without regard to any other factors.

If the Index is modified, changed or terminated, the Index Sponsor will publish any modifications or changes or an announcement of that termination, as applicable.

Index Sponsor

All determinations made by the Index Sponsor (a) will be made by reference to such factors as the Index Sponsor deems appropriate, and (b) will be final, conclusive and binding in the absence of manifest error.

The Index Sponsor reserves the right to make adjustments to correct errors contained in previously published information and to publish the corrected information, including but not limited to, Index Levels, but is under no obligation to do so. The Index Sponsor will not adjust or correct any previously published Index Level other than in cases of manifest error.

Barclays Bank PLC may terminate the appointment of, and replace, the Index Sponsor with a successor index sponsor. Following termination of the appointment of the Index Sponsor, Barclays Bank PLC will publish an announcement of that termination and the identity of the successor index sponsor as soon as reasonably practicable.

Index Calculation Agent

The Index Sponsor may appoint a third-party Index Calculation Agent for the Index, and may also remove an Index Calculation Agent and subsequently appoint a successor Index Calculation Agent. References to the Index Sponsor carrying out such activities also cover instances where these aspects have been outsourced, in part or in whole, to an Index Calculation Agent.

Disclaimers

Neither Barclays Bank PLC nor the Index Sponsor guarantees the accuracy and/or completeness of the Index, any data included therein, or any data on which it is based, and neither Barclays Bank PLC nor the Index Sponsor will have any liability for any errors, omissions or interruptions therein. In addition, although the Index Sponsor reserves the right to make adjustments to correct previously incorrectly published information, including but not limited to the levels of the Index, the Index Sponsor is under no obligation to do so, and Barclays Bank PLC and the Index Sponsor will have no liability in respect of any errors or omissions.

Neither Barclays Bank PLC nor the Index Sponsor makes any warranty, express or implied, as to the results to be obtained from the use of the Index. Barclays Bank PLC and the Index Sponsor make no express or implied warranties, and expressly disclaim all warranties of merchantability or fitness for a particular purpose or use with respect to the Index or any data included therein. Without limiting any of the foregoing, in no event will Barclays Bank PLC or the Index Sponsor have any liability for any lost revenues or profits (whether direct or indirect) or for any special, punitive, indirect or consequential damages, even if notified of the possibility of such damages.

None of Barclays Bank PLC, the Index Sponsor, any of their respective affiliates or subsidiaries and any of the respective directors, officers, employees, representatives, delegates or agents of any of the foregoing entities will have any responsibility to any person (whether as a result of negligence or otherwise) for any determination made or anything done (or omitted to be determined or done) in respect of the Index or publication of the levels of the Index (or failure to publish such value) and any use to which any person may put the Index or the levels of the Index. In addition, although the Index Sponsor reserves the right to make adjustments to correct previously incorrectly published information, including but not limited to the levels of the Index, the Index Sponsor is under no obligation to do so, and Barclays Bank PLC and the Index Sponsor will have no liability in respect of any errors or omissions.

Barclays Bank PLC has engaged MerQube, Inc. to calculate the Index. MerQube, Inc. makes no guarantee as to the accuracy, timeliness or completeness of the calculations or any data or any information related to the Index. MerQube, Inc. provides no warranty, express or implied, as to the Index, or any values or data related thereto, or any results to be obtained therefrom, and expressly disclaimers all warranties of merchantability and fitness for a particular purpose. To the fullest extent permitted by applicable law, MerQube, Inc., its affiliates and their respective employees, agents, subcontractors, suppliers and vendors shall have no liability for any injury or damages, whether caused by their negligence or otherwise, arising in connection with the calculation of the Index or any data or values related thereto and none of them shall be liable for any losses (including lost profits), punitive, incidental or consequential damages.

Nothing in the disclaimers above will exclude or limit liability to the extent such exclusion or limitation is not permitted by law.

BACKGROUND ON THE INDEX COMPONENTS

Included below is a brief description of each of the Index Components (as defined under “The Barclays Trailblazer Switch Index” above). This information has been obtained from publicly available sources, without independent verification. The sponsor of each Index Component is required to file information specified by the SEC periodically. Information with respect to each Index Component provided to or filed with the SEC under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers set forth below with respect to that Index Component through the SEC’s website at http://www.sec.gov. We have not independently verified the accuracy or completeness of such information.

•	The Materials Select Sector SPDR® Fund is an exchange-traded fund that seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in the materials sector, as represented by the Materials Select Sector Index. The Materials Select Sector Index includes companies from the following industries: chemicals; metals and mining; paper and forest products; containers and packaging; and construction materials. The SEC file numbers with respect to the Materials Select Sector SPDR® Fund are 333-57791 and 811-08837.

•	The Energy Select Sector SPDR® Fund is an exchange-traded fund that seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in the energy sector, as represented by the Energy Select Sector Index. The Energy Select Sector Index includes companies from the following industries: oil, gas and consumable fuels; and energy equipment and services. The SEC file numbers with respect to the Energy Select Sector SPDR® Fund are 333-57791 and 811-08837.

•	The Financial Select Sector SPDR® Fund is an exchange-traded fund that seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in the financial sector, as represented by the Financial Select Sector Index. The Financial Select Sector Index includes companies from the following industries: financial services; insurance; banks; capital markets; mortgage real estate investment trusts; and consumer finance. The SEC file numbers with respect to the Financial Select Sector SPDR® Fund are 333-57791 and 811-08837.

•	The Industrial Select Sector SPDR® Fund is an exchange-traded fund that seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in the industrials sector, as represented by the Industrials Select Sector Index. The Industrials Select Sector Index includes companies from the following industries: aerospace and defense; industrial conglomerates; marine transportation; transportation infrastructure; machinery; ground transportation; air freight and logistics; commercial services and supplies; professional services; electrical equipment; construction and engineering; trading companies and distributors; passenger airlines; and building products. The SEC file numbers with respect to the Industrial Select Sector SPDR® Fund are 333-57791 and 811-08837.

•	The Technology Select Sector SPDR® Fund is an exchange-traded fund that seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in the information technology sector, as represented by the Technology Select Sector Index. The Technology Select Sector Index includes companies from the following industries: technology hardware, storage and peripherals; software; communications equipment; semiconductors and semiconductor equipment; IT services; and electronic equipment, instruments and components. The SEC file numbers with respect to the Technology Select Sector SPDR® Fund are 333-57791 and 811-08837.

•	The Consumer Staples Select Sector SPDR® Fund is an exchange-traded fund that seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in the consumer staples sector, as represented by the Consumer Staples Select Sector Index. The Consumer Staples Select Sector Index includes companies from the following industries: consumer staples distribution and retail; household products; food products; beverages; tobacco; and personal care products. The SEC file numbers with respect to the Consumer Staples Select Sector SPDR® Fund are 333-57791 and 811-08837.

•	The Utilities Select Sector SPDR® Fund is an exchange-traded fund that seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in the utilities sector, as represented by the Utilities Select Sector Index. The Utilities Select Sector Index includes companies from the following industries: electric utilities; water utilities; multi-utilities; independent power and renewable electricity producers; and gas utilities. The SEC file numbers with respect to the Utilities Select Sector SPDR® Fund are 333-57791 and 811-08837.

•	The Health Care Select Sector SPDR® Fund is an exchange-traded fund that seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in the health care sector, as represented by the Health Care Select Sector Index. The Health Care Select Sector Index includes companies from the following industries: pharmaceuticals; health care equipment and supplies; health care providers and services; biotechnology; life sciences tools and services; and health care technology. The SEC file numbers with respect to the Health Care Select Sector SPDR® Fund are 333-57791 and 811-08837.

•	The Consumer Discretionary Select Sector SPDR® Fund is an exchange-traded fund that seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in the consumer discretionary sector, as represented by the Consumer Discretionary Select Sector Index. The Consumer Discretionary Select Sector Index includes companies from the following industries: broadline retail; specialty retail; hotels, restaurants and leisure; textiles, apparel and luxury goods; household durables; automobiles; automobile components; distributors; leisure products; and diversified consumer services. The SEC file numbers with respect to the Consumer Discretionary Select Sector SPDR® Fund are 333-57791 and 811-08837.

•	The Communication Services Select Sector SPDR® Fund is an exchange-traded fund that seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in the communication services sector, as represented by the Communication Services Select Sector Index. The Communication Services Select Sector Index includes companies from the following industries: diversified telecommunication services; wireless telecommunication services; media; entertainment; and interactive media and services. The SEC file numbers with respect to the Communication Services Select Sector SPDR® Fund are 333-57791 and 811-08837.

•	The Vanguard® Real Estate ETF is an exchange-traded fund that seeks to track the investment results, before fees and expenses, of an index composed of U.S. equities in the real estate sector, which is currently the MSCI US Investable Market Real Estate 25/50 Index. The MSCI US Investable Market Real Estate 25/50 Index is made up of stocks of large, mid-size, and small U.S. companies within the real estate sector, which is composed of equity real estate investment trusts (known as REITs), which include specialized REITs, and real estate management and development companies. The SEC file numbers with respect to the Vanguard® Real Estate ETF are 002-88116 and 811-03916.

•	The iShares® 20+ Year Treasury Bond ETF is an exchange-traded fund that seeks to track the investment results, before fees and expenses, of an index composed of U.S. treasury bonds with remaining maturities greater than twenty years, which is currently the ICE U.S. Treasury 20+ Year Bond Index. The ICE U.S. Treasury 20+ Year Bond Index measures the performance of public obligations of the U.S. Treasury, includes publicly issued U.S. treasury securities that have a remaining maturity greater than or equal to 20 years, have $300 million or more of outstanding face value (excluding amounts held by the Federal Reserve), are fixed rate and denominated in U.S. dollars. The SEC file numbers with respect to the iShares® 20+ Year Treasury Bond ETF are 333-92935 and 811-09729.

•	The iShares® iBoxx $ Investment Grade Corporate Bond ETF is an exchange-traded fund that seeks to track the investment results, before fees and expenses, of an index composed of U.S. dollar-denominated, investment grade corporate bonds, which is currently the Markit iBoxx® USD Liquid Investment Grade Index. The Markit iBoxx® USD Liquid Investment Grade Index is designed to provide a broad representation of the U.S. dollar-denominated liquid investment-grade corporate bond market. The SEC file numbers with respect to the iShares® iBoxx $ Investment Grade Corporate Bond ETF are 333-92935 and 811-09729.

•	The iShares® iBoxx $ High Yield Corporate Bond ETF is an exchange-traded fund that seeks to track the investment results, before fees and expenses, of an index consisting of U.S. dollar-denominated, high yield corporate bonds, which is currently the Markit iBoxx USD Liquid High Yield Index. The Markit iBoxx USD Liquid High Yield Index is designed to provide a broad representation of the U.S. dollar-denominated liquid high yield corporate bond market. The SEC file numbers with respect to the iShares® iBoxx $ High Yield Corporate Bond ETF are 333-92935 and 811-09729.

BACKGROUND ON THE BARCLAYS SWITCH USD SIGNAL INDEX

Terms defined within this “Background on the Barclays Switch USD Signal Index” section are defined only with respect to this “Background on the Barclays Switch USD Signal Index” section.

The Barclays Switch USD Signal Index (the “Switch Signal Index”) is an index created and owned by Barclays Bank PLC. The Switch Signal Index is operated by Barclays Index Administration, a distinct function within Barclays Bank PLC (in such capacity, the “Switch Signal Index Sponsor”). The Switch Signal Index Sponsor has appointed a third party, Bloomberg Index Services Limited (together with any successor thereto, the “Switch Signal Index Calculation Agent”), to calculate and maintain the Switch Signal Index. The Switch Signal Index is reported by Bloomberg under the ticker symbol “BXIISSUS.”

The Switch Signal Index is intended for use as a component in algorithmic strategies and seeks to provide a signal indicating whether or not to allocate to bonds by reflecting three factors that may indicate price momentum in U.S. dollar bonds:

•	the trend in expectations for short-term rates (the “Short Rate Signal”), as indicated by the trend in daily movements in overnight interest rate swaps over the preceding 63 Index Business Days;

•	the trend in expected inflation (the “Inflation Signal”), as indicated by the trend in monthly movements in forward inflation swaps over the preceding six months; and

•	risk aversion levels (the “Risk Aversion Signal”), as indicated by the trend in daily movements in broad-based U.S. equity markets over the preceding 21 Index Business Days.

Each of the Short Rate Signal, the Inflation Signal and the Risk Aversion Signal (each, a “Signal”) is assigned a value of -1 if the trends associated with that Signal indicate that bond prices may be expected to fall. Conversely, each Signal is assigned a value of +1 if the trends associated with that Signal indicate that bond prices may be expected to rise. A Signal is assigned a value of 0 in the absence of a clear trend as determined under the methodology described below.

The level of the Switch Signal Index on any Index Business Day (the “Switch Signal Index Level”) is equal to the sum of the three Signals on that Index Business Day. A negative Switch Signal Index Level indicates a likelihood that bond prices may decline.

The Switch Signal Index Sponsor disseminates the Switch Signal Index Level as soon as reasonably practical on or after each Index Business Day, subject to Market Disruption Events and Index Disruption Events, both as described below. The Switch Signal Index Calculation Agent began calculating the Switch Signal Index on a live basis on November 1, 2022.

An “Index Business Day” with respect to the Switch Signal Index is any day on which (i) commercial banks and foreign exchange markets settle payments and are open for general business in New York and (ii) the Chicago Mercantile Exchange (equity contracts) is open for its regular trading session.

No assurance can be given that the Switch Signal Index will accurately indicate price momentum in U.S. dollar bond markets, or that any investment strategy using the Switch Signal Index to determine investment allocations will achieve its intended results or outperform any alternative strategy.

Short Rate Signal

The Short Rate Signal is intended to provide an indication of the trend in expectations for short-term interest rates. Rising short-term interest rates may indicate a market environment in which, all else being equal, bond prices may be expected to fall.

The value of the Short Rate Signal is currently determined by reference to the three-month Fed Funds Overnight Index Swap (OIS) Rate (Bloomberg ticker USSOC CBBT), as published by Bloomberg L.P., or any successor thereto (the “Short Rate”), as determined by the Switch Signal Index Sponsor. The three-month Fed Funds OIS Rate represents the fixed rate payable on a three-month swap with the Overnight Bank Funding Rate published by the Federal Reserve Bank of New York as the floating rate. The Overnight Bank Funding Rate is a measure of wholesale, unsecured, overnight bank funding costs.

The value of the Short Rate Signal on any Index Business Day is equal to -1, 0 or +1 based on the percentage of Index Business Days, out of the 63 most recent Index Business Days to and including that Index Business Day, on which the level of the Short Rate was greater than its level on the immediately preceding Index Business Day, as indicated in the following table.

Percentage of 63 Most Recent Index Business Days on which Short Rate Had Increased	Value of Short Rate Signal
< 20% (i.e., 0-12 days)	+1
20% - 80% (i.e., 13-50 days)	0
> 80% (i.e., 51-63 days)	-1

Notwithstanding the foregoing, for each Index Business Day on or prior to June 17, 2020, the “Short Rate” was instead 3-month U.S. dollar LIBOR appearing on Reuters page “LIBOR01” (or any successor thereto) as of 11:00 a.m., London time, on that Index Business Day as determined by the Switch Signal Index Sponsor. LIBOR (the London Interbank Offered Rate) reflects the rate at which banks lend the specified currency to each other for the relevant period in the London interbank market.

The first publication or announcement of the Short Rate for any Index Business Day is final and conclusive and later revisions will not be used in any calculation.

No assurance can be given that the value of the Short Rate Signal will provide an accurate indication of trends in short-term interest rates or correlate to bond prices in any way.

Inflation Signal

The Inflation Signal is intended to provide an indication of the trend in expectations for future inflation levels. Rising inflation may indicate a market environment in which, all else being equal, bond prices may be expected to fall.

The value of the Inflation Signal is currently determined by reference to the USD Inflation Swap Forward 5Y5Y Rate (Bloomberg ticker FWISUS55), as published by Bloomberg L.P., or any successor thereto (the “Inflation Rate”), as determined by the Switch Signal Index Sponsor. The USD Inflation Swap Forward 5Y5Y Rate is a synthetic measure of the rate for a five-year USD zero coupon inflation swap that begins in five years, and it is intended to measure market expectations of future inflation.

The value of the Inflation Signal on any Index Business Day is equal to -1, 0 or +1 based on the percentage of Publication Dates, out of the six most recent Publication Dates for the Inflation Rate to and including that Index Business Day, on which the level of the Inflation Rate was greater than its level on the immediately preceding Publication Date, as indicated in the following table. “Publication Dates” with respect to the Inflation Rate are currently the last Index Business Day of each month.

Percentage of Six Most Recent Publication Dates on which Inflation Rate Had Increased	Value of Inflation Signal
< 40% (i.e., 0, 1 or 2 Publication Dates)	+1
40% - 60% (i.e., 3 Publication Dates)	0
> 60% (i.e., 4, 5 or 6 Publication Dates)	-1

Notwithstanding the foregoing, for each Index Business Day on or prior to August 15, 2005, the “Inflation Rate” was instead the US CPI Urban Consumers YoY NSA Rate (Bloomberg ticker CPI YOY), as published by the Bureau of Labor Statistics or any successor thereto, and “Publication Dates” were the publication dates for the US CPI Urban Consumers YoY NSA Rate as determined by the Bureau of Labor Statistics. The US CPI Urban

Consumers YoY NSA Rate is a measure of the year-over-year change in the non-seasonally adjusted U.S. City Average All Items Consumer Price Index for All Urban Consumers, which is a measure of prices paid by urban consumers in the U.S. for a fixed market basket of goods and services, including food and beverages, housing, apparel, transportation, medical care, recreation, and education and communication, and other goods and services.

In addition, for Index Business Days on or prior to August 15, 2005, the value of the Inflation Signal was determined as indicated in the following table.

Percentage of Six Most Recent Publication Dates on which Inflation Rate Had Increased (on or prior to August 15, 2005)	Value of Inflation Signal
< 20% (i.e., 0 or 1 Publication Dates)	+1
20% - 80% (i.e., 2, 3 or 4 Publication Dates)	0
> 80% (i.e., 5 or 6 Publication Dates)	-1

No assurance can be given that the value of the Inflation Signal will provide an accurate indication of trends in inflation expectations or correlate to bond prices in any way.

Risk Aversion Signal

The Risk Aversion Signal is intended to provide an indication of the trend in broad-based U.S. equity markets. Rising broad-based U.S. equity markets may indicate a market environment in which investors have a higher risk tolerance and are moving out of bonds and into equities and, all else being equal, bond prices may be expected to fall.

For any Index Business Day, the value of the Risk Aversion Signal is determined by reference to the Barclays US Tracker ER Index (Bloomberg ticker: BXIIUSER) or any successor thereto (the “Equity Futures Index”), as determined by the Switch Signal Index Sponsor. The Equity Futures Index is an index created and owned by Barclays Bank PLC that reflects the performance of the U.S. equity market by tracking the excess return of a notional rolling position in the first nearby futures contract on the S&P 500® Index. For additional information about the Equity Futures Index, see “Background on the Barclays US Tracker ER Index” below.

The value of the Risk Aversion Signal on any Index Business Day is equal to -1, 0 or +1 based on the percentage of Index Business Days, out of the 21 most recent Index Business Days to and including that Index Business Day, on which the level of the Equity Futures Index was greater than its level on the immediately preceding Index Business Day, as indicated in the following table.

Percentage of 21 Most Recent Index Business Days on which Equity Futures Index Had Increased	Value of Risk Aversion Signal
< 20% (i.e., 0-4 days)	+1
20% - 80% (i.e., 5-16 days)	0
> 80% (i.e., 17-21 days)	-1

No assurance can be given that the value of the Risk Aversion Signal will provide an accurate indication of trends in equity markets or correlate to bond prices in any way.

Additional Index Determinations

Market Disruption Events

If a Market Disruption Event occurs that the Switch Signal Index Sponsor determines materially affects the Switch Signal Index in respect of an Index Business Day, the Switch Signal Index Sponsor may:

•	make such determinations and/or adjustments in relation to (a) the methodology used to calculate the Switch Signal Index Level or (b) the Switch Signal Index Level, in each case as the Switch Signal Index Sponsor deems appropriate to maintain the objective of the Switch Signal Index; and/or

•	defer publication of the Switch Signal Index Level and/or any other information relating to the Switch Signal Index until the next Index Business Day in respect of which the Switch Signal Index Sponsor determines that no Market Disruption Event is occurring.

A “Market Disruption Event” means the occurrence of one or more of the following events if the Switch Signal Index Sponsor determines that such event is material with respect to the Switch Signal Index:

•	the occurrence of any event that makes it impossible or not reasonably practicable for the Switch Signal Index Sponsor to obtain any price, value, rate or other level required to calculate the Switch Signal Index Level in a manner reasonably acceptable to the Switch Signal Index Sponsor;

•	the declaration of a general moratorium in respect of banking activities in New York or Chicago;

•	an event or circumstance (including, without limitation, a systems failure, natural or manmade disaster, act of God, armed conflict, act of terrorism, riot or labor disruption, pandemic or any similar intervening circumstance) that is beyond the reasonable control of the Switch Signal Index Sponsor and that the Switch Signal Index Sponsor determines affects (i) the Switch Signal Index and/or any Switch Signal Index Component or (ii) the Switch Signal Index Sponsor’s ability to calculate and publish the Switch Signal Index; or

•	the Switch Signal Index Sponsor determines that (i) the Short Rate has ceased (or will cease) to be publicly quoted for any reason in a manner reasonably acceptable to the Switch Signal Index Sponsor or (ii) the market underlying such Short Rate has ceased (or will cease) to be liquid or actively traded for any reason in a manner reasonably acceptable to the Switch Signal Index Sponsor.

“Switch Signal Index Component” means any of the Inflation Rate, the Short Rate and the Equity Futures Index.

Index Disruption Events

If an Index Disruption Event occurs or is continuing that the Switch Signal Index Sponsor determines materially affects the Switch Signal Index, the Switch Signal Index Sponsor may:

•	make such determinations and/or adjustments in relation to (a) the methodology used to calculate the Switch Signal Index Level or (b) the Switch Signal Index Level, in each case as the Switch Signal Index Sponsor deems appropriate to take account of such Index Disruption Event and which determinations or adjustments are consistent with the Switch Signal Index Objective and/or ensuring the tradability of the Switch Signal Index;

•	defer or suspend publication of the Switch Signal Index Level and/or any other information relating to the Switch Signal Index until the next Index Business Day in respect of which the Switch Signal Index Sponsor determines that no Index Disruption Event is occurring; and/or

•	discontinue supporting and terminate the Switch Signal Index if the Switch Signal Index Sponsor determines that, after the measures set forth in the two bullets above, it is impossible or impractical, technically or otherwise, for the Switch Signal Index Sponsor to continue to perform the administration and calculation duties for the Switch Signal Index.

An “Index Disruption Event” means the occurrence of one or more of the following events:

•	the Switch Signal Index Sponsor determines, at any time, that there has been (or there is pending) a change in taxation (a) generally affecting commercial banks organized and subject to tax in the United Kingdom (including, but not limited to, any tax generally imposed on commercial banks organized and subject to tax in the United Kingdom), or (b) affecting market participants in the United Kingdom or the United States generally who hold positions in, or exposures to, any Switch Signal Index Component or any asset or contract underlying any Switch Signal Index Component;

•	a Market Disruption Event that lasts for at least 30 consecutive calendar days; or

•	any other event that in the determination of the Switch Signal Index Sponsor would make the calculation of the Switch Signal Index impossible or infeasible, technically or otherwise (including events affecting the availability of or permission to use any data used to calculate the Switch Signal Index Level), or that makes or would make the Switch Signal Index non-representative of market prices or undermines or would undermine the objective of the Switch Signal Index (including, but not limited to, as a result of any modification to the methodologies of any data used to calculate the Switch Signal Index Level or otherwise).

Modifications to the Switch Signal Index Methodology or the Switch Signal Index; Termination of the Switch Signal Index

While the Switch Signal Index Sponsor currently employs the methodology described above, from time to time, as a result of an Index Disruption Event or any other market, regulatory, juridical, financial, fiscal or other circumstances, the Switch Signal Index Sponsor may deem it appropriate to modify that methodology (including the information or inputs on which the Switch Signal Index is based). Consequently, the Switch Signal Index Sponsor reserves the right, but assumes no obligation, to make such modifications to the methodology.

Notwithstanding anything to the contrary under “—Index Sponsor” below, the Switch Signal Index Sponsor may, at any time, without notice and in its sole discretion, terminate the calculation and publication of the Switch Signal Index Level without regard to any other factors.

If the Switch Signal Index is modified, changed or terminated, the Switch Signal Index Sponsor will publish any modifications or changes or an announcement of that termination, as applicable, as soon as reasonably practicable.

Switch Signal Index Sponsor

All determinations made by the Switch Signal Index Sponsor (a) will be made by reference to such factors as the Switch Signal Index Sponsor deems appropriate, and (b) will be final, conclusive and binding in the absence of manifest error.

The Switch Signal Index Sponsor reserves the right to make adjustments to any data used to calculate the Switch Signal Index Level where it reasonably believes that there is a manifest error in such data.

The Switch Signal Index Sponsor reserves the right to make adjustments to correct errors contained in previously published information and to publish the corrected information, including but not limited to, Switch Signal Index Levels, but is under no obligation to do so. The Switch Signal Index Sponsor shall not adjust or correct any previously published Switch Signal Index Level other than in cases of manifest error.

Switch Signal Index Calculation Agent

The Switch Signal Index Calculation Agent has been delegated responsibility for calculating the Switch Signal Index Level for each Index Business Day in accordance with the methodology described above, along with collecting, verifying and storing any data used to calculate the Switch Signal Index Level.

In addition, the Switch Signal Index Calculation Agent may be delegated responsibility for such elements of the maintenance of the Switch Signal Index and dissemination of the Switch Signal Index Level as may be agreed between the Switch Signal Index Sponsor and Switch Signal Index Calculation Agent from time to time. For this purpose, maintenance of the Switch Signal Index may include, but is not limited to, making any necessary determinations regarding market disruptions, data or calculation errors, or any ambiguities or omissions in the methodology governing the Switch Signal Index, or any similar such issues of disruption or error or interpretation as may occur on a day-to-day basis, in order to maintain the objective of the Switch Signal Index.

References above to the Switch Signal Index Sponsor carrying out activities of calculating or disseminating the Switch Signal Index Level and/or maintaining the Switch Signal Index also cover instances where these aspects have been outsourced, in part or in whole, to the Switch Signal Index Calculation Agent.

The Switch Signal Index Sponsor may terminate the appointment of, and replace, the Switch Signal Index Calculation Agent with a successor calculation agent. Following termination of the appointment of the Switch Signal Calculation Agent, the Switch Signal Index Sponsor will publish an announcement of the identity of the successor calculation agent as soon as reasonably practicable. In the event that no calculation agent is appointed by the Switch Signal Index Sponsor, the Switch Signal Index Calculation Agent will be the Switch Signal Index Sponsor.

Disclaimers

Neither Barclays Bank PLC nor the Switch Signal Index Sponsor guarantees the accuracy and/or completeness of the Switch Signal Index, any data included therein, or any data on which it is based, and neither Barclays Bank PLC nor the Switch Signal Index Sponsor will have any liability for any errors, omissions or interruptions therein. In addition, although the Switch Signal Index Sponsor reserves the right to make adjustments to correct previously incorrectly published information, including but not limited to the levels of the Switch Signal Index, the Switch Signal Index Sponsor is under no obligation to do so, and Barclays Bank PLC and the Switch Signal Index Sponsor will have no liability in respect of any errors or omissions.

Neither Barclays Bank PLC nor the Switch Signal Index Sponsor makes any warranty, express or implied, as to the results to be obtained from the use of the Switch Signal Index. Barclays Bank PLC and the Switch Signal Index Sponsor make no express or implied warranties, and expressly disclaim all warranties of merchantability or fitness for a particular purpose or use with respect to the Switch Signal Index or any data included therein. Without limiting any of the foregoing, in no event will Barclays Bank PLC or the Switch Signal Index Sponsor have any liability for any lost revenues or profits (whether direct or indirect) or for any special, punitive, indirect or consequential damages, even if notified of the possibility of such damages.

Neither Barclays nor the Switch Signal Index Sponsor makes any representation as to the reasonableness, accuracy or completeness of any modeling, scenario analysis or back testing that may be published on the Barclays index website. Back testing has significant limitations. Any past or simulated past performance (including back testing) is no indication as to future performance.

Bloomberg Index Services Limited is the official index calculation and maintenance agent of the Switch Signal Index, an index owned and administered by Barclays Bank PLC. Bloomberg Index Services Limited does not guarantee the timeliness, accurateness or completeness of the Switch Signal Index calculations or any data or information relating to the Switch Signal Index. Bloomberg Index Services Limited makes no warranty, express or implied, as to the Switch Signal Index or any data or values relating thereto or results to be obtained therefrom, and expressly disclaims all warranties of merchantability and fitness for a particular purpose with respect thereto. To the maximum extent allowed by law, Bloomberg Index Services Limited, its affiliates, and all of their respective partners, employees, subcontractors, agents, suppliers and vendors (collectively, the “protected parties”) shall have no liability or responsibility, contingent or otherwise, for any injury or damages, whether caused by the negligence of a protected party or otherwise, arising in connection with the calculation of the Switch Signal Index or any data or values included therein or in connection therewith and shall not be liable for any lost profits, losses, punitive, incidental or consequential damages.

Nothing in the disclaimers above will exclude or limit liability to the extent such exclusion or limitation is not permitted by law.

BACKGROUND ON THE BARCLAYS US TRACKER ER INDEX

Terms defined within this “Background on the Barclays US Tracker ER Index” section are defined only with respect to this “Background on the Barclays US Tracker ER Index” section.

The Barclays US Tracker ER Index (the “Futures Index”) is an index created and owned by Barclays Bank PLC. The Futures Index is operated by Barclays Index Administration, a distinct function within Barclays Bank PLC (in such capacity, the “Futures Index Sponsor”). The Futures Index Sponsor has appointed a third party, Bloomberg Index Services Limited (together with any successor thereto, the “Futures Index Calculation Agent”), to calculate and maintain the Futures Index. The Futures Index is reported by Bloomberg under the ticker symbol “BXIIUSER.”

The Futures Index tracks the excess return of a notional rolling position in the first nearby futures contract on the S&P 500® Index, as further described below. The S&P 500® Index consists of stocks of 500 companies selected to provide a performance benchmark for the U.S. equity markets.

The Futures Index generally tracks the price of the futures contract on the S&P 500® Index with the nearest expiration date (the “front expiry futures contract”), but exits its notional position in the front expiry futures contract and enters a notional position in the next expiry futures contract after the close of trading on the second Index Business Day preceding the last trading day of the front expiry futures contract (such second preceding Index Business Day, a “Roll Day”). Roll Days currently occur quarterly in March, June, September and December. The next expiry futures contract becomes the front expiry futures contract upon expiration of the original front expiry futures contract.

The value of the Futures Index is currently determined by reference to E-mini® S&P 500® futures. For each Index Business Day on or prior to September 14, 2021, the value of the Futures Index was instead determined by reference to S&P 500® futures. References to “futures contracts” in this index description mean either E-mini® S&P 500® futures or S&P 500® futures, as applicable.

The Futures Index Sponsor disseminates the level of the Futures Index (the “Futures Index Level”) for each Index Business Day as soon as reasonably practical on the immediately following Index Business Day, subject to Index Market Disruption Events and Index Adjustment Events, both as defined and described below. The Futures Index Sponsor may at any time change the place, time and frequency of the publication of the Futures Index Level. The Futures Index Calculation Agent began calculating the Futures Index on a live basis on November 3, 2010. The Futures Index Level is published rounded down to the fourth decimal place.

An “Index Business Day” with respect to the Futures Index is any day on which the Chicago Mercantile Exchange (equity contracts) is scheduled to open for its regular trading session.

The Futures Index is an “excess return” index, and not a “total return” index, because it provides notional exposure to futures contract returns that reflect changes in the price of those futures contracts and does not reflect interest that could be earned on funds notionally committed to the trading of futures contracts.

The Futures Index is a synthetic portfolio of assets because there is no actual portfolio of assets to which any person is entitled or in which any person has any ownership interest. The Futures Index merely references certain assets, the performance of which will be used in calculating the Futures Index Level in accordance with this methodology.

The construction of the Futures Index does not reflect any investment strategy. Instead, the Futures Index has been constructed to track, in the manner described herein, the relevant futures contracts on the S&P 500® Index.

Background on E-mini® S&P 500® Futures

E-mini® S&P 500® futures are U.S. dollar-denominated futures contracts, based on the S&P 500® Index, traded on the Chicago Mercantile Exchange (the “CME”), representing a contract unit of $50 multiplied by the level of the S&P 500® Index measured in U.S. dollars and cents per index point. E-mini® S&P 500® futures are one-fifth the size of standard S&P 500® futures.

E-mini® S&P 500® futures are available with expiry months of March, June, September or December, and at any time E-mini® S&P 500® futures are listed for the nearest nine quarters and three additional December expiry months. Trading of E-mini® S&P 500® futures terminates at 9:30 a.m. Eastern time on the third Friday of the expiry month. For example, E-mini® S&P 500® futures with an expiry month of September 2023 have a first trade date of June 18, 2021 and a last trade date and settlement date of September 15, 2023.

The daily settlement price of E-mini® S&P 500® futures is based on trading activity in the relevant contract on the CME during a specified settlement period. The final settlement price of E-mini® S&P 500® futures upon expiration of a contract is based on the opening prices of the component stocks of the S&P 500® Index determined on the third Friday of the expiry month.

Calculation and Publication of the Futures Index

The Futures Index Level was set equal to 100.0000 on January 4, 2000, the base date of the Futures Index. Subject to Market Disruption Events and Index Adjustment Events, on any subsequent Index Business Day at 11:00 p.m. London time (or at such other time as the Futures Index Sponsor may determine and announce), the Futures Index Sponsor calculates the Futures Index Level by adjusting the Futures Index Level on the immediately preceding Index Business Day to reflect the return represented by the change in the exchange settlement price of the futures contract that is the Current Contract on that Index Business Day from the exchange settlement price of that futures contract on the immediately preceding Index Business Day. The exchange settlement price for a futures contract will be determined by the Futures Index Sponsor by reference to such data sources as the Futures Index Sponsor may select in its sole discretion acting in a commercially reasonable manner.

“Current Contract” means, for any Index Business Day other than the Index Business Day immediately following a Roll Day, the front expiry futures contract. For the Index Business Day immediately following a Roll Day, the Current Contract is the futures contract with the second nearest expiration, which will become the front expiry futures contract upon the expiry of the front expiry futures contract on the second Index Business Day following the Roll Day.

Additional Index Determinations

Market Disruption Events

If on any Index Business Day a Market Disruption Event occurs that the Futures Index Sponsor determines materially affects the Futures Index, the Futures Index Sponsor may:

•	make such determinations and/or adjustments in relation to (a) the methodology used to calculate the Futures Index Level or (b) the Futures Index Level, in each case as the Futures Index Sponsor considers appropriate to maintain the objective of the Futures Index; and/or

•	defer publication of the Futures Index Level and any other information relating to the Futures Index until the next Index Business Day on which the Futures Index Sponsor determines that no Market Disruption Event is occurring.

A “Market Disruption Event” means the occurrence of one or more of the following events as determined by the Futures Index Sponsor:

•	a suspension, absence or limitation of trading in (1) an Index Constituent on the Exchange or Related Exchange(s) or (2) futures or options contracts relating to an Index Constituent on the Exchange or Related Exchange(s), as determined by the Futures Index Sponsor, in either case for more than two hours of trading or at any time during the one-half hour period preceding the close of the regular trading session on such Exchange or Related Exchange(s) or, if the relevant valuation time is not the close of the regular trading session in that market, the relevant valuation time, provided that an “absence of trading” on an Exchange or Related Exchange(s) will not include any time when the relevant exchange or market is itself closed for trading under ordinary circumstances;

•	a material limitation, suspension or disruption in the trading of an Index Constituent (including, but not limited to, the occurrence or announcement of a day on which there is a limitation on, or suspension of, the trading of an Index Constituent imposed by the exchange on which such Index Constituent is traded by reason of movements exceeding “limit up” or “limit down” levels permitted by such exchange) that results in a failure by the Exchange to report the relevant daily price or other relevant data for such Index Constituent on any Index Business Day;

•	the closure on any scheduled trading day of the Exchange or Related Exchange(s) for an Index Constituent prior to the scheduled weekday closing time of that market (without regard to after hours or any other trading outside of the regular trading session hours) unless the earlier closing time is announced by the Exchange or Related Exchange(s) at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on that Exchange or Related Exchange(s) on that Scheduled Trading Day and (2) the submission deadline for orders to be entered into the relevant exchange system for execution at the close of trading on that scheduled trading day for that Exchange or Related Exchange(s) (a “Market Closure Event”);

•	any event other than a Market Closure Event that disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, the current Index Constituent or the next Index Constituent;

•	any event that makes it impossible or not reasonably practicable for the Futures Index Sponsor to obtain the price or other value required for an Index Constituent or any other price required for the purposes of calculating the Futures Index Level in a manner reasonably acceptable to the Futures Index Sponsor;

•	the declaration of a general moratorium in respect of banking activities in London or New York; or

•	an event or circumstance (including, without limitation, a systems failure, natural or manmade disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance) that is beyond the reasonable control of the Futures Index Sponsor and that the Futures Index Sponsor determines, in its sole and absolute discretion, affects (i) the Futures Index and/or an Index Constituent or (ii) the Futures Index Sponsor’s ability to calculate and publish the Futures Index Level (a “Force Majeure Event”).

“Exchange” with respect to the Futures Index means the Chicago Mercantile Exchange or any Related Exchange, any successor to such exchange or quotation system or any substitute exchange or quotation system to which trading in S&P 500 futures contracts has temporarily relocated, provided that the Futures Index Sponsor has determined that there is comparable liquidity in S&P 500 futures on such temporary substitute exchange or quotation system as on the original exchange.

A “Related Exchange” is each exchange or quotation system where trading has a material effect (as determined by the Futures Index Sponsor) on the overall market for S&P 500 futures.

“Index Constituent” means the Current Contract.

Index Adjustment Events

If an Index Adjustment Event occurs and is continuing that the Futures Index Sponsor determines materially affects the Futures Index, the Futures Index Sponsor may:

•	make such determinations and/or adjustments in relation to (a) the methodology used to calculate the Futures Index Level or (b) the Futures Index Level, in each case as the Futures Index Sponsor considers necessary and appropriate in order to take account of such Index Adjustment Event and which determinations or adjustments are consistent with the objective of the Futures Index;

•	defer or suspend publication of the Futures Index Level and any other information relating to the Futures Index until the next Index Business Day on which the Futures Index Sponsor determines that no Index Adjustment Event is occurring;

•	select a successor futures contract to replace the futures contract affected by the Index Adjustment Event which uses, in the determination of the Futures Index Sponsor, the same or substantially similar formula or method of calculation as used for the original futures contract; and/or

•	discontinue supporting the Futures Index or terminate the calculation and publication of the Futures Index if the Futures Index Sponsor determines that, after the measures set forth in the three bullets above, it is impossible or infeasible, technically or otherwise, for the Futures Index Sponsor to continue to perform the administration and calculation duties for the Futures Index.

An “Index Adjustment Event” means the occurrence of one or more of the following events as determined by the Futures Index Sponsor:

•	the Futures Index Sponsor determines, at any time, that there has been (or there is pending) a change in taxation (a) generally affecting commercial banks organized and subject to tax in the United Kingdom (including, but not limited to, any tax generally imposed on commercial banks organized and subject to tax in the United Kingdom), or (b) affecting market participants in the United Kingdom or the United States generally who hold positions in an Index Constituent or any asset underlying an Index Constituent;

•	an Index Constituent has ceased (or will cease) to have its prices publicly quoted or to be traded on the Exchange (or Related Exchange(s)) (not including any such cessation after the expected last trade or expiry) or there has been (or there is pending) an announcement by the Exchange (or Related Exchange(s)) that can reasonably be expected to have a material adverse impact on the liquidity of an Index Constituent on such Exchange (or Related Exchange(s)) (including, but not limited to, any proposed discontinuation of trading of that Index Constituent on such Exchange (or Related Exchange(s)) or the proposed replacement of that Index Constituent with a constituent with a different specification);

•	a change in the quality, construction, composition or calculation methodology of an Index Constituent, as the case may be, or any event or measure that results in an Index Constituent being changed or altered, and in either case, the Futures Index Sponsor determines in its sole and absolute discretion that an adjustment is not possible and/or not reasonably practical for any reason;

•	the Futures Index Sponsor deems it necessary to replace any Index Constituent included in the Futures Index at any time with an appropriate successor in order to maintain the objectives of the Futures Index;

•	a Force Majeure Event that lasts for at least 30 consecutive calendar days;

•	any other Market Disruption Event that lasts for at least 30 consecutive calendar days; or

•	any other event that in the determination of the Futures Index Sponsor would make the calculation of the Futures Index impossible or infeasible, technically or otherwise (including events affecting the availability of or permission to use any data used to calculate the Futures Index Level), or that makes the Futures Index non-representative of market prices or undermines the objective of the Futures Index (including, but not limited to, as a result of any modification to the methodologies of any Index Constituent or otherwise);

An Index Adjustment Event does not include a limitation on the hours or numbers of days of trading on the Exchange with respect to the Futures Index if such limitation results from an announced change in the regular business hours of the Exchange.

Modifications to the Futures Index Methodology or the Futures Index; Termination of the Futures Index

While the Futures Index Sponsor currently employs the methodology described above, from time to time, the Futures Index Sponsor may deem it necessary to modify that methodology (including the information or inputs on which the Futures Index is based). Consequently, the Futures Index Sponsor reserves the right, in its sole discretion, to make such modifications to the methodology in a commercially reasonable manner.

If the Futures Index is modified or changed, the Futures Index Sponsor will publish any modifications or changes.

The Futures Index Sponsor assumes no obligation to implement any modification or change to the methodology described above as a result of any market, regulatory, juridical, financial, fiscal or other circumstances. Where the Futures Index Sponsor elects to make a modification or change in the methodology, the Futures Index Sponsor will use reasonable efforts to ensure that such modification or change will result in a methodology that is consistent with the methodology described above.

Notwithstanding anything to the contrary under “—Futures Index Sponsor” below, the Futures Index Sponsor may, at any time, without notice and in its sole discretion, terminate the calculation and publication of the Futures Index Level.

Futures Index Sponsor

All determinations made by the Futures Index Sponsor (a) will be made in its sole discretion and in a commercially reasonable manner by reference to such factors as the Futures Index Sponsor deems appropriate, and (b) will be final, conclusive and binding in the absence of manifest error.

The Futures Index Sponsor reserves the right to make adjustments to correct errors contained in previously published information and to publish the corrected information, including but not limited to Futures Index Levels, but is under no obligation to do so and shall have no liability in respect of any errors or omissions contained in any subsequent publication. The Futures Index Sponsor shall not adjust or correct any previously published Futures Index Level other than in cases of manifest error.

Futures Index Calculation Agent

The Futures Index Calculation Agent has been delegated responsibility for calculating and maintaining the Futures Index in accordance with the methodology described above. References above to the Futures Index Sponsor carrying out activities of calculating and maintaining the Futures Index also cover instances where these aspects have been outsourced, in part or in whole, to the Futures Index Calculation Agent.

The Futures Index Sponsor may terminate the appointment of, and replace, the Futures Index Calculation Agent with a successor calculation agent.

Disclaimers

Neither Barclays Bank PLC nor the Futures Index Sponsor guarantees the accuracy and/or completeness of the Futures Index, any data included therein, or any data on which it is based, and neither Barclays Bank PLC nor the Futures Index Sponsor will have any liability for any errors, omissions or interruptions therein. In addition, although the Futures Index Sponsor reserves the right to make adjustments to correct previously incorrectly published information, including but not limited to the levels of the Futures Index, the Futures Index Sponsor is under no obligation to do so, and Barclays Bank PLC and the Futures Index Sponsor will have no liability in respect of any errors or omissions.

Neither Barclays Bank PLC nor the Futures Index Sponsor makes any warranty, express or implied, as to the results to be obtained from the use of the Futures Index. Barclays Bank PLC and the Futures Index Sponsor make no express or implied warranties, and expressly disclaim all warranties of merchantability or fitness for a particular purpose or use with respect to the Futures Index or any data included therein. Without limiting any of the foregoing, in no event will Barclays Bank PLC or the Futures Index Sponsor have any liability for any lost revenues or profits (whether direct or indirect) or for any special, punitive, indirect or consequential damages, even if notified of the possibility of such damages.

Neither Barclays nor the Futures Index Sponsor makes any representation as to the reasonableness, accuracy or completeness of any modeling, scenario analysis or back testing that may be published on the Barclays index website. Back testing has significant limitations. Any past or simulated past performance (including back testing) is no indication as to future performance.

Bloomberg Index Services Limited is the official index calculation and maintenance agent of the Futures Index, an index owned and administered by Barclays Bank PLC. Bloomberg Index Services Limited does not guarantee the timeliness, accurateness or completeness of the Futures Index calculations or any data or information relating to the Futures Index. Bloomberg Index Services Limited makes no warranty, express or implied, as to the Futures Index or any data or values relating thereto or results to be obtained therefrom, and expressly disclaims all warranties of merchantability and fitness for a particular purpose with respect thereto. To the maximum extent allowed by law, Bloomberg Index Services Limited, its affiliates, and all of their respective partners, employees, subcontractors, agents, suppliers and vendors (collectively, the “protected parties”) shall have no liability or responsibility, contingent or otherwise, for any injury or damages, whether caused by the negligence of a protected party or otherwise, arising in connection with the calculation of the Futures Index or any data or values included therein or in connection therewith and shall not be liable for any lost profits, losses, punitive, incidental or consequential damages.

Nothing in the disclaimers above will exclude or limit liability to the extent such exclusion or limitation is not permitted by law.